Exhibit 10.5

SUBSCRIPTION AND INVESTMENT REPRESENTATION AGREEMENT

INTAC International, Inc.

Units 3-5, 17/F., Clifford Centre

778-784 Cheung Sha Wan Road

Kowloon, Hong Kong

Attention:  Wei Zhou, Chief Executive Officer

Dear Mr. Zhou:

This Subscription and Investment Representation Agreement (this “Agreement”) is entered into as of the date set forth on the signature page hereof by and between INTAC International, Inc., a Nevada corporation (together with its successors and permitted assigns, the “Company”), and the undersigned accredited investor (together with its successors and permitted assigns, the “Investor”).

The Investor desires to purchase from the Company and the Company desires to sell to the Investor, on the terms and conditions set forth in this Agreement, one million (1,000,000) shares of the common stock, $.001 par value per share (the “Common Stock”), of the Company.

On the terms and conditions of this Subscription and Investment Representation Agreement (the “Agreement”), the Investor proposes to make an investment in the Company as follows:

1.                    Subscription.  Subject to the terms and conditions hereof, Investor hereby irrevocably subscribes to purchase one million (1,000,000) shares (the “Shares”) of Common Stock of the Company at a price of $4.50 per share.  In so doing, Investor is hereby delivering to the Company, for the Company’s benefit, a check, draft, money  order or wire transfer payable to the order of “INTAC  International, Inc.” in the amount of $4,500,000.00, the aggregate purchase price payable in respect of the purchase of the Shares.  The Company will deliver a stock certificate representing the Shares purchased by the Investor within ten business days after receipt of the purchase price.

2.                    Representations and Warranties of the Company.  The Company represents and warrants to the Investor as follows:

(a)  The Company is a corporation duly organized and validly existing under the laws of the State of Nevada.

(b)  As of the date hereof, the entire authorized capital stock of the Company consists of (1) One Hundred Million (100,000,000) shares of Common Stock, of which Nineteen Million One Hundred Eighty-Nine Thousand Four Hundred and Fifty-Five (19,189,455) shares are issued and outstanding on the date hereof prior to the offering made hereby, and (2) Ten Million (10,000,000) shares of Preferred Stock, of which no shares are issued and outstanding on the date hereof.  All of the issued and outstanding shares are duly authorized, validly issued, fully paid, and nonassessable. The Shares to be issued to the Investor in the offering will be, when issued and paid for in accordance with the terms of this Agreement, validly issued, fully paid and nonassessable.

(c)  The Company has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement constitutes a valid and  legally binding obligation of the Company, enforceable in accordance with its terms and conditions.

3.                    Representations and Warranties of Investor.  Investor hereby represents and warrants to the Company as follows:

(a)  The offer and sale of the Shares to Investor is made in reliance upon Investor’s representation to the Company, which, by Investor’s execution of this Agreement, Investor hereby confirms, that the Shares are being acquired for investment for Investor’s own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that Investor has no present  intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, Investor further represents that Investor has no contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participation rights to such person or to any third person, with respect to any of the Shares and has no present intention to enter  into any such contract, undertaking, agreement or arrangement.

(b)  Investor understands and acknowledges that the Offering of the Shares has not and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), on the grounds that the offering and sale of the Shares are exempt from registration pursuant to the provisions of Section 4(2) and/or Rule 506 of Regulation D of the Securities Act, and that the Company’s reliance upon such exemption is, in part, predicated upon Investor’s representations set forth in this Agreement.

(c)  Investor covenants that in no event will Investor dispose of any of the Shares, or any part thereof, unless and until (i) there is an effective Registration Statement under the Securities Act covering the proposed disposition and such disposition is made in accordance with such Registration Statement, and (ii) Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and, if reasonably requested by the Company, Investor shall have furnished the Company with an opinion of counsel satisfactory in form and substance to the Company and the Company’s counsel to the effect that (A) such disposition will not require registration under the Securities Act and (B) appropriate action necessary for compliance with the Securities Act and any applicable state, local or foreign law has been taken. In addition, the Investor agrees that the Investor will comply with the contractual lock-up period imposed upon Investor under this Agreement.

(d)  Investor represents that Investor (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Investor’s prospective investment in the Shares; (ii) has received from the Company all the information he has requested and considers necessary or appropriate for deciding whether to purchase the Shares; (iii) has had an opportunity to ask questions and receive answers from the Company regarding the Company, its business, operations, market potential, capitalization, financial condition and prospects, and the terms and conditions of the offering of the Shares; (iv) has the ability to bear the economic risks of Investor’s prospective investment; and (v) is able, without materially impairing his financial condition, to hold the Shares for an indefinite period of time and to suffer complete loss on his investment.

(e)  Investor represents that he is a bona fide resident of the state or country indicated herein, and if Investor is an individual, Investor is at least 21 years of age. Investor further represents that he has no present intention of becoming a resident of any other state or jurisdiction.

(f)  If Investor’s purchase of the Shares is subject to regulation by the government of a sovereign jurisdiction other than the United States, Investor has complied with all laws and regulations governing the purchase and sale of the Shares imposed by such sovereign jurisdiction.

(g)  Investor has received and read or reviewed, and is thoroughly familiar with, the Company’s filings with the Securities and Exchange Commission (the “SEC Filings”), particularly the information set forth under the captions “Business Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” found in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2002, and the Company’s Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2003 and June 30, 2003, and Investor is aware of the high degree of risk involved in making an investment in the Company; it being understood, however, that this representation does not constitute a waiver of any rights that Investor has under the Securities Act, any applicable state securities act or the rules and regulations promulgated thereunder.

(h)  Investor has had the opportunity to review, at the Company’s offices or otherwise, any materials available to the Company relating to the Company or any other matters or items discussed in or accompanying the SEC Filings, except for the Company’s proprietary information.  The Company has answered all inquiries from Investor, and given Investor the opportunity to obtain any additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) requested by the Investor necessary to verify the accuracy of any information set forth in this Agreement, the SEC Filings, or otherwise.

(i)  Investor understands that he is purchasing the Shares only in reliance upon the information set forth in this Agreement.  Investor acknowledges that, except as set forth in this Agreement, no representations or warranties have been made to Investor or the Investor’s advisors by the Company or by any persons acting on their behalf with respect to the business of the Company, the financial condition of the Company or any other aspect of or related to a purchase of the Shares, and that Investor has not relied upon any information concerning this transaction, written or oral.

(j)  Investor acknowledges and is aware of the following:

(i)  The Shares are a highly speculative investment that involves a substantial risk of loss by Investor of his entire investment in the Company.

(ii) There are substantial restrictions on the transferability of the Shares.  The Shares will only be, and Investor has the right to require that the Shares be registered under the Securities Act only pursuant to the terms and conditions of the Registration Rights Agreement, a copy of which is attached as Attachment A hereto; accordingly, there may be no public market for the Shares; Investor may not be able to avail himself of the provisions of Rule 144 under the Securities Act with respect to the resale of the Shares; and the Investor may have to hold the Shares indefinitely and may not be able to liquidate his investment in the Company.

(iii)  No federal or state agency has made any finding or determination as to the fairness of the offering of the Shares for investment or any recommendation or endorsement of the Shares.

(iv) The Company, its officers, directors, agents or employees or any other person, have not represented, guaranteed or warranted to Investor, expressly or by implication, any of the following:

•                  the approximate or exact length of time that Investor will be required to remain an owner of the Shares;

•                  the amount of or type of consideration, profit or loss to be realized, if any, as a result of an investment in the Company; or

•                  the likelihood that the Company’s business plan will succeed.

(k)  Investor has neither distributed nor disclosed, directly or indirectly, any of the Company’s confidential information, including, without limitation, the information contained in any contract or agreement to which the Company is a party,  to anyone other than his legal, tax, accounting or other advisors for their use solely in that capacity for Investor, and no one other than the undersigned and his legal, tax, accounting or other advisors, if any, has used the confidential information.

(l)  Investor represents and warrants to the Company that he is an “accredited investor” within the meaning of SEC Rule 501(a) of Regulation D, as presently in effect, under the definition set forth in the box initialed below by the Investor.

☐  1. Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment

Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐  2. Any private business development company as defined in section 202(a)22 of the Investment Advisers Act of 1940;

☐  3. Any organization described in section 501(c)3 of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐  4. Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☒  5. Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000;

☒  6. Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint  income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐  7. Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) and

☐  8. Any entity in which all of the equity owners are accredited investors.

The foregoing statements are true and accurate to the best of my information and belief, and I will promptly notify the Company of any changes.

(m)  At no time was Investor presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the Shares.

(n)  In addition, Investor has been advised that Rule 144 promulgated by the SEC under the Securities Act, which permits certain limited sales of unregistered securities, may not be presently available with respect to the Shares and, in any event, requires that the Shares be held for a minimum of one (1) year, and in certain cases two (2) years, after they have been purchased and paid for (within the meaning of SEC Rule 144), before they may be resold under SEC Rule 144.

(o)  Investor agrees that the Company may rely on the representations found in this Section 3.  Investor further agrees that he will furnish to the Company such further information as the Company may deem relevant in determining whether the undersigned is an “accredited investor” within the meaning of Rule 501(a) and whether the undersigned’s proposed investment may have any adverse legal effects, and the undersigned authorizes the Company and its agents to confirm, as necessary, with the undersigned’s tax adviser, investment counselor, lawyer, accountant, banker or other financial representative named below, such information as the Company may deem relevant in making such determination.

(p)  The foregoing representations and warranties are true and accurate as of the date hereof and shall survive the Closing of the purchase of the Shares.  If in any respect such representations and warranties  shall not be true and accurate prior to the Closing Date, Investor shall give written notice of such fact to the Company, specifying which representations and warranties are not true and accurate and the reasons therefor.

4.               Indemnification.  Investor recognizes that the sale of the Shares to Investor will be based upon his representations and warranties set forth in Paragraph 3 hereof, and Investor agrees to indemnify and to hold harmless the Company, each of its officers and directors, and each person who controls the Company, from and against any and all loss, damage, liability or expense, including costs and reasonable attorneys’ fees, to which they may be subject or which they may incur by reason of, or in connection with, any misrepresentation made by Investor in this Agreement, any breach by Investor of his warranties or failure by Investor to fulfill any covenants or agreements set forth herein or arising out of the sale or distribution of any such shares by Investor in violation of the Securities Act or other applicable securities laws.  All representations, warranties, and covenants and the indemnification contained in this Agreement shall survive the acceptance of this subscription and the issuance to Investor of the Shares.

5.               Confidentiality.  Investor hereby covenants and agrees to maintain the confidential status of all Confidential Information (as defined below), and not to use, directly or indirectly, any such Confidential Information for any purpose  other than to evaluate an investment in the Company, and not to disclose, directly or indirectly, any such Confidential Information to any third party.  For the purposes of this Agreement, “Confidential Information” means all business, financial, technical and other information about the Company, designated as confidential or proprietary, or information which, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as confidential, including, without limitation, the confidential information provided to the Investor.

6.               Lock-up; Market Stand-off.  Investor agrees that he shall not sell, pledge, encumber or otherwise transfer or dispose of any more than 83,333 Shares in any rolling 30-day period (whether or not such Shares have been included in or are otherwise eligible for resale under a Registration Statement filed under the Securities Act) on or before the one (1) year anniversary of the Closing Date without the prior written consent of the Company, which consent may be withheld in the Company’s sole and absolute discretion.

7.               Acknowledgment.  Investor acknowledges and understands that he may receive or may be provided confidential or otherwise non-public information about the Company that may constitute material, non-public information concerning the Company, and that he is obligated to refrain from (a) selling any shares of common stock beneficially owned or held by him and (b) otherwise trading in the Company’s securities, at any time during which Investor is in possession of non-public, material information concerning the Company.

8.               Restrictive Legends.  Investor understands and agrees that the following restrictions and limitations are applicable to his purchase and any resale or other transfer he may make of the Shares:

(a)  The Shares shall not be sold or otherwise transferred unless they are registered under the Securities Act and applicable state securities laws or are exempt therefrom.

(b)  Legends in substantially the following form will be placed on each certificate evidencing the Shares:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW.  THE SHARES HAVE BEEN ACQUIRED FOR PRIVATE INVESTMENT AND MAY NOT BE OFFERED FOR SALE OR SOLD IN THE ABSENCE OF  (i) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR (ii) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. THE SHARES REPRESENTED HEREBY ARE SUBJECT TO A CERTAIN LOCK-UP AGREEMENT AND MAY NOT BE SOLD, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED OR DISPOSED OF, EXCEPT IN ACCORDANCE WITH THE TERMS THEREOF, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

9.               No Waiver. Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by Investor, Investor does not thereby or in any other manner waive any rights granted to Investor under federal or state securities laws.

10.         Assignment.  Investor agrees not to transfer or assign this Agreement, or any of his interest therein.

11.         No Revocation.  Investor acknowledges and agrees that his subscription for Shares, made by the execution and delivery of this Agreement by Investor, is irrevocable and shall survive the death or incapacity of Investor.

12.         Closing.  The closing of the purchase and sale of the Shares (the “Closing”) shall take place contemporaneously with the parties’ execution of this Agreement (the “Closing

Date”). Execution by the Company hereunder shall constitute its written acknowledgment of the receipt of and payment for the full purchase price for the Shares.

13.         Miscellaneous.

(a)  All notices or other communications to the Company given or made hereunder  shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to Chief Executive Officer, INTAC International, Inc., Units 3-5, 17/F., Clifford Centre, 778-784 Cheung Sha Wan Road, Kowloon, Hong Kong, or such other principal executive offices of the Company as shall then be in existence.  All notices or other communications to the Investor given or made hereunder shall be in writing and shall be delivered to Investor by registered or certified mail, return receipt requested, postage prepaid, to the Investor’s address as set forth on the signature page to this Agreement.

(b)  Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all of the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Nevada applicable to agreements made and to be wholly performed therein.

(c)  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by an instrument in writing executed by all parties.

(d)  This Agreement shall be binding upon the heirs, estates, legal representatives, successors and assigns of the parties hereto.

(e)  All terms used herein shall be deemed to include the masculine, feminine and neuter, and the singular and plural as the context requires.  Captions herein are for convenience of reference only and shall not alter or affect the meaning or construction of the paragraphs hereof to which they relate.

(f)  Each of the parties hereto agree to execute such other documents, instruments or agreements as shall be reasonably necessary, appropriate or required to evidence the intent of the parties hereto.

IN WITNESS WHEREOF, the undersigned have executed, or caused to be executed, this Subscription and Investment Representation Agreement this 15 day of September, 2003.

INVESTOR

/s/ Tony Brahil
Name: Tony Brahil
Address:	Telemaco Borba Joaquim Tavora 98

Agreed and Accepted:

INTAC INTERNATIONAL, INC.

By:	/s/ Wei Zhou
Wei Zhou, Chief Executive Officer

Exhibit 10.5

ATTACHMENT A

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of September 15, 2003, to be effective upon the purchase of shares of common stock of INTAC International, Inc., a Nevada corporation (“INTAC” or the “Company”), under that certain Subscription and Investment Representation Agreement, dated as of September 15, 2003 (the “Subscription Agreement”), between INTAC and the investor set forth on the signature page to this Agreement (the “Holder”) and is applicable to the parties to the Subscription Agreement and the shares of INTAC common stock (the “Common Stock”) issued in connection therewith, as follows:

1.                                       Definitions.  For purposes of this Agreement:

(a)                                  unless otherwise defined herein, capitalized terms shall have the meaning assigned in the Subscription Agreement;

(b)                                 the terms “Register,” “Registered” and “Registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the “Act”), and the declaration or ordering of the effectiveness of such registration statement or document;

(c)                                  the term “Registrable Securities” means the Common Stock issued to Holder pursuant to the Subscription Agreement to which this Agreement is attached, together with any shares of INTAC common stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such shares of Common Stock; excluding in call cases however, any Registrable Securities sold or transferred by the Holder thereof or securities which may be resold by Holder under Rule 144;

(d)                                 the number of shares of “Registrable Securities Then Outstanding” shall be determined by the number of shares of Common Stock of INTAC which are outstanding, and the number of shares of Common Stock issuable pursuant to such Registrable Securities;

(e)                                  the term “Holder” means the Investor who is a party to the Subscription Agreement and does not and shall not include any assignee or transferee thereof.

2.                                       Registration Rights.  (a) Piggyback Registration Rights.  If (but without any obligation to do so) INTAC proposes to register (including for this purpose a registration effected by INTAC for shareholder other than the Holder) any of its stock or other securities under the Act in connection with a public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a stock option plan or registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), INTAC shall, at such time, promptly give the Holder written notice of such proposed registration.  Upon the written request of Holder given within fifteen (15) days after the giving of such first notice by INTAC, INTAC shall, subject to the provisions of this Agreement, cause to be registered under the Act all of the Registrable Securities that such Holder has requested to be registered.

(b)  Demand Registration Right. At any time after April 30, 2004, the Holder shall have the right to provide to the Company a written request that the Company file a registration statement under the Securities Act covering the registration of some or all of the Holder’s Registrable Securities.  The Company shall, subject to the limitations of this Section 2, use its best efforts to file a registration statement as soon as practicable after the receipt of such notice, relating to the registration under the Securities Act of all Registrable Securities which the Holder requests to be registered.  If the Holder intends to distribute the Registrable Securities covered by their request by means of an underwriting, the Holder shall so advise the Company as a part of its request made pursuant to this Section 2.  The underwriter will be selected by

Holder and shall be reasonably acceptable to the Company.  In such event, the right of Holder to include Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Holder’s Registrable Securities in the underwriting to the extent provided herein.  The Holder shall (together with the Company if required) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.  Notwithstanding any other provision of this Section 2, if the underwriter advises the Holder in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of shares of Holder’s Registrable Securities that may be included in the underwriting shall be allocated among the Holder and the Company, if the Company desires to include shares in the underwritten offering, in proportion as the underwriters may advise.

Notwithstanding the foregoing, if the Company shall furnish to Holder requesting a registration statement pursuant to this Section 2, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the board of directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Holder; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

3.                                       Obligations of Holder.  It shall be a condition precedent to the obligations of INTAC to include any Registrable Securities which Holder desires to sell, that Holder shall:

(a)                                  furnish to INTAC such information regarding himself, Registrable Securities held by Holder, and the intended method of disposition of such securities as shall be required to effect the Registration of the Registrable Securities,

(b)                                 furnish to INTAC the identity of and compensation to be paid to any proposed underwrite dot be employed in connection therewith on behalf of Holder as INTAC, any underwriter, the Securities and Exchange Commission (the “SEC”) or any other governmental agency may request, and

(c)                                  enter into and perform Holder’s obligations under an underwriting agreement, in usual and customary form satisfactory to INTAC, with the managing underwriter of such offering.

4.                                       Expenses of  Registration.  At all time, Holder shall bear the expenses of any underwriting discounts and commissions attributable to the sale of Holder’s Registrable Securities.  Holder shall also bear and pay all those expenses attributable to the inclusion of Holder’s Registrable Securities and any registration, filing or qualification pursuant to this Agreement, including (without limitation) such Holder’s incremental portion of all registration, filing and qualification fees, printer’s and accounting fees, fees and disbursements of counsel of INTAC, and the reasonable fees and expenses of counsel for the Holder, but excluding INTAC’s overhead expenses and expenses related to the use of time by INTAC’s officers, directors and employees in effecting any such registration.

5.                                       Underwriting Requirements.  In connection with any offering involving an underwriting of shares being issued by INTAC, INTAC shall not be required under this Agreement to include any of the Holder’s securities in such underwriting unless Holder accepts the terms of the underwriting as agreed upon between INTAC and the underwriter selected by INTAC.  If the total amount of securities, including Registrable Securities, requested to be included in such offering exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, then INTAC shall be required to include in the offering only that number of shares, including Registrable Securities, that the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the Holder and any other selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder and Holder or in such other portions as shall mutually be agreed by such Holder and any other selling shareholders).

2

6.                                       Indemnification.  In the event any Registrable Securities are included in a registration statement under this Agreement, to the extent permitted by law, Holder will indemnify and hold harmless INTAC, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls INTAC within the meaning of the Act, any underwriter and any other selling shareholder in such registration statement, or any of its directors, officers or any person which controls any such selling shareholder against any losses, claims, damages, or liabilities (joint and several) to which INTAC or any such director, officer, controlling person, underwriter, or other selling shareholder, director, officer or controlling person, may become subject, under the Act, the Securities Exchange Act of 1934, as amended (the 1934 Act”) or other federal, state or foreign law or regulation, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”):

(a)                                  any untrue statement or alleged untrue statement of a material fact with respect to the Holder or the Registrable Securities contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments of supplements thereto;

(b)                                 the omission or alleged omission to state therein a material fact with respect to the Holder or the Registrable Securities required to be stated therein, or necessary to make the statements therein not misleading; or

(c)                                  any violation or alleged violation by the Holder of the Act, the 1934 Act, any federal, state, or foreign securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any federal, state, or foreign securities laws; in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Holder expressly for use in the connection with such registration; and Holder will reimburse any legal or other expenses reasonably incurred by INTAC or any such director, officer, controlling person, underwriter, or other selling shareholder, director, officer or controlling person, in connection with investigating or defending such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained herein shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld or delayed.

7.             Assignment of Registration Rights.  The rights to cause INTAC to register Registrable Securities pursuant to this Agreement may not be assigned by Holder to any transferee or assignee of such securities.

8.                                       “MARKET STANDOFF” AGREEMENT.  NOTWITHSTANDING ANYTHING ELSE CONTAINED IN THIS AGREEMENT, THE HOLDER HEREBY CONFIRMS AND ACKNOWLEDGES THE CONTRACTUAL RESTRICTION IMPOSED ON HIS REGISTRABLE SECURITIES AS FOUND IN SECTION 6 OF THE SUBSCRIPTION AGREEMENT.

9.                                       Termination of Rights.  The rights granted under this Agreement will terminate on September 15, 2005.

In witness whereof, the undersigned have executed, or caused to be executed, this Registration Rights Agreement as of September 15, 2003.

INTAC INTERNATIONAL, INC.

By:	/s/ Wei Zhou
Wei Zhou, Chief Executive Officer

INVESTOR

/s/ Tony Brahil
Tony Brahil
Address:	Telemaco Borba Joaquim Tavora 98

3